Exhibit 23.1


                                ARTHUR ANDERSEN

                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 17, 1998 included in Astro-Med, Inc.'s Form 10-K for the year ended January 31, 1998 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
August 28, 1998